Exhibit 5

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS

September 12, 2012

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, Connecticut 06830

Ladies and Gentlemen:

We have acted as counsel to Genesee & Wyoming Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of Class A Common Stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company par value $0.01 per share (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by the depositary receipts (the “Depositary Shares”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities, which may be senior (“Senior Debt Securities”), senior subordinated (“Senior Subordinated Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants” and, together with Common Stock Warrants and the Preferred Stock Warrants, the “Securities Warrants”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (viii) units consisting of one or more of any of the Debt Securities, Securities Warrants, Purchase Contracts, Preferred Stock, Depositary Shares or Common Stock (the “Units”); and (ix) Common Stock, Preferred Stock, Depositary Shares and Debt Securities that may be issued upon exercise or settlement of Securities Warrants, Purchase Contracts or Units, or that may be issued upon exchange or conversion of Debt Securities, whichever is applicable. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Purchase Contracts, the Units and the Securities Warrants are hereinafter referred to collectively as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”) between the Company and Wilmington Trust, National Association, as Trustee (the “Senior Trustee”). The Senior Subordinated Debt Securities and Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) between the Company and Wilmington Trust, National Association, as Trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures”.

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Depositary Shares will be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”) between the Company and such depositary as shall be named therein (the “Depositary”).

Units that include an interest in Common Stock, Preferred Stock or Depositary Shares (collectively, the “Equity Units”) may be issued pursuant to one or more unit agreements (each, an “Equity Unit Agreement”) between the Company and such unit agent as shall be named therein (each, an “Equity Unit Agent”). Units that do not include an interest in Common Stock, Preferred Stock or Depositary Shares (collectively, the “Non-Equity Units”) may be issued pursuant to one or more unit agreements (each, a “Non-Equity Unit Agreement” and together with the Equity Unit Agreements, the “Unit Agreements”) between the Company and such unit agent as shall be named therein (each, a “Non-Equity Unit Agent” and together with the Equity Unit Agents, the “Unit Agents”).

The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent as shall be named therein. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent as shall be named therein. The Senior Debt Security Warrants will be issued under a debt security warrant agreement (each a “Debt Security Warrant Agreement”) among the Company, a senior debt security warrant agent as shall be named therein and the Senior Trustee or Subordinated Trustee, as the case may be. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement and each Debt Security Warrant Agreement are hereinafter each referred to as a “Warrant Agreement”; and collectively as the “Warrant Agreements”. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty”.

We have examined the Registration Statement, a form of share certificate for the Common Stock and the forms of the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, each of the Indentures will be the valid and legally binding obligation of the Trustee thereunder; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (3) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (4) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; and (5) at the time of execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that at the time of execution, authentication, issuance and delivery of any Debt Securities, the related Indenture will have been duly authorized, executed and delivered by the Company.

We have assumed further that at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company.

We have assumed further that at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by the Company.

We have assumed further that at the time of execution, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company.

We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly acting and constituted committee thereof (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designations in accordance with the Company’s Restated Certificate of Incorporation and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board or duly authorized officers of the Company (such Board or authorized officers being referred to herein as the “Authorizing Party”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of a related Purchase Contract Agreement in the form to be filed as an exhibit to the Registration Statement, the terms of the offering thereof and related matters by the Board and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board or, in the case of Debt Security Warrants, the Authorizing Party, to authorize and approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or, in the case of Debt Security Warrants, the Authorizing Party, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and (2) the execution and delivery of the Deposit Agreement in the form to be filed as an exhibit to the Registration Statement, (b) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares, against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

7. With respect to the Non-Equity Units, assuming (a) the taking of all necessary corporate action by the Authorizing Party to authorize and approve (1) the issuance and terms of the Non-Equity Units, the terms of the offering thereof and related matters, (2) the execution and delivery of a related Non-Equity Unit Agreement in the form to be filed as an exhibit to the Registration Statement and (3) the issuance and terms of the Securities that are a component part of the Non-Equity Units, the terms of the offering thereof and related matters and (b) the due execution, countersignature, authentication, issuance and delivery of each Security that is a component of the Non-Equity Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Authorizing Party and otherwise in accordance with the provisions of the applicable Non-Equity Unit Agreement and such agreement, such Non-Equity Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Equity Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Equity Units, the terms of the offering thereof and related matters, (2) the execution and delivery of a related Equity Unit Agreement in the form to be filed as an exhibit to the Registration Statement and (3) the issuance and terms of the Securities that are a component part of the Equity Units, the terms of the offering thereof and related matters, (b) the due filing of a Certificate of Designations in accordance with the Company’s Restated Certificate of Incorporation and the Delaware General Corporation Law establishing the terms of any Preferred Stock that is a component of the Equity Unit and (c) the due execution, countersignature, issuance and delivery of each Security that is a component of the Equity Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Equity Unit Agreement and such agreement, such Equity Units will constitute valid and legally binding obligations of the Company, enforceable against the Company, in accordance with their terms.

Our opinions set forth in paragraphs 3, 4, 5, 7 and 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Opinion” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP